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                                                                   Exhibit 10.11

                                PROMISSORY NOTE

$1,400,000                                                      August 27, 1999


     FOR VALUE RECEIVED, the undersigned Jack L. Messman (the "Maker") hereby promises to pay to the order of Cambridge Technology Partners (Massachusetts), Inc. ("Cambridge") on the fourteenth day after the closing of the sale of that certain property in Fort Worth, Texas that is currently the Maker's primary residence, the principal amount of One Million Four Hundred Thousand Dollars ($1,400,000), without interest. All payments received by the holder hereunder will be applied first to costs of collection, if any, then to interest, if any, and the balance to principal.

          Payments of principal and interest, if any, will be made by check in immediately available United States funds sent to the holder at the address furnished to the Maker for that purpose.

          1. Events of Default. The outstanding principal and accrued interest on this Note shall, at the option of the holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events (each an "Event of Default"):

              (a) failure to pay any amount as herein set forth;

              (b) insolvency (however evidenced) or the commission of any act of insolvency;

              (c) the making of a general assignment for the benefit of creditors;

              (d) the filing of any petition or the commencement of any proceeding by the Maker or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; or

              (e) the filing of any petition or the commencement of any proceeding against the Maker or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days.

          2. Consequences of Events of Default. If an Event of Default has occurred (i) the aggregate principal amount of the Note (together with all accrued interest thereon, if any, and all other amounts payable in connection therewith) shall become immediately due and payable without any action on the part of the holder, (ii) Maker shall immediately pay to the holder all amounts due and payable with respect to the Note and (iii) the Note shall bear interest from and
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                                      -2-


after the date thereof on the principal balance from time to time remaining outstanding, computed daily, at a rate per annum equal to eight percent (8%). Notwithstanding any other provision of this Note, the holder hereof does not intend to charge and the Maker shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Maker or credited to reduce principal hereunder.

          3. Pre-Payment. The outstanding principal and accrued interest, if any, on this Note may be prepaid in whole or in part without penalty.

          4. Expenses of Collection. The Maker agrees to pay the holder's reasonable costs in collecting and enforcing this Note, including reasonable attorney's fees.

          5. Waiver by Holder. No waiver of any obligation of the Maker under this Note shall be effective unless it is in a writing signed by the holder. A waiver by the holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

          6. Waiver by Maker. The Maker hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

          7. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

          8. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.


                                    Jack L. Messman


                                    /s/ Jack L. Messman
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